EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AVG Technologies N.V.

Amsterdam, the Netherlands

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-180408 and No. 333-195691 and No. 333-199857) of AVG Technologies N.V. of our report dated April 5, 2013, except for Segment information in Note 20, as to which the date is April 10, 2015, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

BDO Audit & Assurance B.V.

On behalf of it,

/s/ J.A. de Rooij RA
J.A. de Rooij RA

Amstelveen, the Netherlands

April 10, 2015